UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

                                  FORM 8-K

                Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported)
                              April 24, 2001
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                         MONARCH SERVICES, INC.
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 (Exact name of small business issuer as specified in its charter)


          Maryland             0-8512               52-1073628
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  (State or other          (Commission            (IRS Employer
   jurisdiction of          File Number)          Identification No.)
   incorporation)


     4517 Harford Road, Baltimore, Maryland               21214
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    (Address of principal executive offices)           (Zip Code)


Issuer's telephone number, including area code       410-254-9200
                                                    -------------



ITEM 5.   OTHER EVENTS


Baltimore-based girls' magazine settles FTC case over Web privacy
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Printed by the Baltimore Sun, Baltimore, Maryland, April 24, 2001
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     Baltimore-based Girls' Life magazine has agreed to pay $30,000 to settle Federal Trade Commission charges the publication's Web
Site improperly collected personal information from its young readers.

     Two other companies that provide e-mail and message boards for young people also agreed to pay $35,000 each as part of the settlement of the FTC's first case accusing web site operators of violating a year-old law aimed at protecting children's privacy online.

     Karen Bokram, editor and founder of Girls' Life, said the magazine requested addresses and telephone numbers online for change-of-address forms or when girls submitted poetry to the magazine.
She sad both now must be faxed or mailed to the magazine's Harford
Road offices.

     The magazine also stopped providing links from its Web page to BigMailBox.com Inc. and LookSmart Ltd., which together offered children free e-mail and access to message boards and other online features.

     "We apologize a million times for having to yank this stuff, but we had no choice," the magazine now tells its readers - mostly girls ages 9 to 14 - at www.girlslife.com.

     Bokram said yesterday that the magazine settled the case to avoid a costly legal battle with the federal government. She said Girls' Life, launched in 1994 by Monarch Services, Inc., "never did anything the least bit dubious."

     "I'd certainly advocate keeping children's safety and privacy paramount," Bokram said. But she added, "I think using us a test case, they could have done a lot better."

     FTC officials announced the settlement last week in connection with the one-year anniversary of the effective date for the Children's Online Privacy Protection Act. The law requires Web sites to post privacy policies and to notify parents before collecting personal information from children or sharing it with others.

For you information, www.girlslife.com was chosen as one of the top sites for girls by US News and World Reports.